                                                                   Exhibit 12.01

                     Travelers Group Inc. and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges
                   (In millions of dollars, except for ratio)

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
                                                                            Six months ended
                                                                                June 30,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
Income from continuing operations
  before income taxes and minority interest.............................  $   2,166  $   1,413
Interest................................................................      1,349      1,060
Portion of rentals deemed to be interest................................         55         53
                                                                          ---------  ---------
  Earnings available for fixed charges..................................  $   3,570  $   2,526
                                                                          ---------  ---------
                                                                          ---------  ---------
Fixed charges
Interest................................................................  $   1,349  $   1,060
Portion of rentals deemed to be interest................................         55         53
                                                                          ---------  ---------
  Fixed charges.........................................................  $   1,404  $   1,113
                                                                          ---------  ---------
                                                                          ---------  ---------
Ratio of earnings to fixed charges......................................       2.54x      2.27x
                                                                          ---------  ---------
                                                                          ---------  ---------
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